UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:   August 4, 2003
(Date of earliest event reported)

J.P. Morgan Chase Commercial Mortgage Securities Corp.

(Exact name of registrant as specified in its charter)

New York	333-105805	13-3789046

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Park Avenue New York, New York		10167

(Address of principal executive offices)		(Zip Code)

(212) 834-9280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

                Attached as exhibits are certain Structural Term Sheet and Collateral Term Sheet and Collateral Term Sheet (as defined in the no-action letter issued by the staff of the Securities and Exchange Commission on February 17, 1995, to the Public Securities Association) furnished to the Registrant by J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., Credit Suisse First Boston LLC and Deutsche Bank Securities Inc. (together, the “Underwriters”) in respect of the Registrant’s proposed offering of the Commercial Mortgage Pass-Through Certificates, Series 2003-PM1 (the “Certificates”).

                The Certificates will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The Certificates will be registered pursuant to the Act under the Registrant’s Registration Statement on Form S-3 (No. 333-105805) (the “Registration Statement”). The Registrant hereby incorporates the Structural Term Sheets and Collateral Term Sheets by reference in the Registration Statement.

                The Structural Term Sheets and Collateral Term Sheets were prepared solely by the Underwriters, and the Registrant did not prepare or participate in the preparation of the Structural Term Sheets and Collateral Term Sheets.

Item 7.    Financial Statements and Exhibits.

                 (c)    Exhibits

Item 601(a) of Regulation S-K Exhibit No.	Description

(99.1)	Structural Term Sheet and Collateral Term Sheet prepared by J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. for the Underwriters in connection with J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-PM1.

(99.2)	Collateral Term Sheet prepared by J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. for the Underwriters in connection with J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-PM1.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 5, 2003

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Charles Lee

Name: Charles Y. Lee
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)

(EX-99.1)	Structural Term Sheet and Collateral Term Sheet prepared by J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. for the Underwriters in connection with J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-PM1.	E

(EX-99.2)	Collateral Term Sheet prepared by J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets, Inc. for the Underwriters in connection with J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-PM1.	E